Exhibit 16


December 11, 2001



Securities and Exchange Commission
Washington, D.C. 20549


Re:      BioSpecifics Technologies Corp.
         File No. 0-19879


Dear Sir or Madam:


We have read Item 4 of the Form 8-K of BioSpecifics Technologies Corp. dated December 10, 2001 and agree with the statements concerning our Firm contained therein.


Very truly yours,

Grant Thornton LLP
Melville, NY